EXHIBIT 10.9

                              CONSULTING AGREEMENT

         THIS AGREEMENT, made and entered into, and effective this 16th day of August, 2006 (the "Effective Date"), by and between SOS RESOURCE SERVICES INC., A FLORIDA CORPORATION with its principal place of business at 403 E. Main Street, Port Jefferson, NY 11777 (hereinafter referred to as "Consultant"), and INCOMM HOLDINGS, CORP. with its principal place of business at 2400 East Commercial Blvd., Suite 612, Fort Lauderdale, Florida 33308 (hereinafter referred to as "Corporation").

                                   WITNESSETH:

         WHEREAS, the Corporation is desirous of retaining the Consultant for the purpose of corporate planning; and

         WHEREAS, Consultant desires to provide such consulting services for the Corporation as an independent contractor, with the understanding that he shall not be required to devote his full time to the business of the Corporation and shall be free to pursue other personal and business interests.

         NOW, THEREFORE, in consideration of the premises, the mutual convenants of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

1. CONSULTING ARRANGEMENT

      1.1 CONTRACT FOR SERVICES. The Corporation hereby contracts for the Services of Consultant and Consultant agrees to perform such duties and responsibilities and to render advice and consulting services as may be requested by the Corporation from time to time during the term of the consulting arrangement in connection with the Corporation's business throughout the world ("Consulting Arrangement"). Consultant shall use his best efforts to keep the Corporation informed of all corporate business opportunities which shall come to his attention and appear beneficial to the Corporation's business so that the Corporation can obtain the maximum benefits from Consultant's knowledge, experience, and personal contacts.

      1.2 CONSULTANT SHALL:

         (a) ADVICE. Render advice and consulting services as may be requested by the Corporation during the term of the Agreement in connection with the Company's business throughout the world, specifically, Latin America and the United States;

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         (b) INFORMATION. Use best efforts to keep the Company informed of all corporate business opportunities which shall come to his attention and appear beneficial to the Company's business;

         (c) COMPETITION. Advice, insights and consulting on competitive conditions within the industry in Latin America and the U.S., their impact on InComm and recommendations as to potential options and solutions in relation to the market;

         (d) INTRODUCTIONS. Introduction of InComm to other companies and/or individuals in contemplation of strategic partnerships and relationships for InComm so that InComm can obtain the maximum benefits from Consultant's knowledge, experience, and personal contacts;

         (e) SALES. Assist in the domestic and international sales efforts as directed by Company when developing and implementing customer specific solutions.

      1.3 PROHIBITED SERVICES. The services to be rendered by the Consultant to the Corporation shall under no circumstances include, directly or indirectly, the following: (i) Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934; (ii) Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction; or (iii) Any market making or promotional activities regarding or involving the Company's common stock.

2. RELATIONSHIP BETWEEN PARTIES. During the term of the Consulting Arrangement, Consultant shall be deemed to be an independent contractor. He shall be free to devote his time, energy and skill to any such person, firm or company as he deems advisable except to the extent he is obligated to devote his time, energy and skill to the Corporation pursuant to the terms of this Agreement. Consultant shall not be considered as having an employee status vis-a-vis the Corporation, or by virtue of the Consulting Arrangement being entitled to participate in any plans, arrangements or distributions by the Corporation pertaining to or in connection with any pension, stock, bonus, profit sharing, welfare benefits, or similar benefits for the regular employees of the Corporation. The Corporation shall not withhold any taxes in connection with the compensation due Consultant hereunder, and Consultant will be responsible to the payment of any such taxes and hereby agrees to indemnify the Corporation against nonpayment thereof.

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3.  COMPENSATION FOR THE CONSULTING ARRANGEMENT

      3.1 RESTRICTED SHARES. As full consideration and deemed earned for the Consulting Services to be provided by the Consultant during this Agreement, the Corporation will assign to Consultant, 3,000,000 (three million) restricted shares of the company, Tradequest International, Inc.

      3.3 REGISTRATION RIGHTS. Consultant shall have full piggyback registration rights on any registration that is filed by the Corporation.

      3.4 EXPENSES. Consultant shall be responsible for its own expenses incurred during the term of the Agreement with the Corporation, unless otherwise described in writing by both parties and approved by the Corporation.

4. TERM OF CONSULTING ARRANGEMENT. The Consulting Arrangement shall begin effective as the Effective date of this Agreement and shall continue for a period of 12 (twelve) months, (the "Consulting Period").

5.  CONFIDENTIALITY COVENANTS.

      5.1 ACKNOWLEDGEMENTS BY THE CONSULTANT. The Consultant acknowledges that:

         (a) during the Consulting Period and as a part of his Consulting Arrangement, the Consultant will be afforded access to Confidential Information (as defined below);

         (b) public disclosure of such Confidential Information could have an adverse effect on the Corporation and its business.

      5.2 AGREEMENTS OF THE CONSULTANT. In consideration of the compensation and benefits to be paid or provided to the Consultant by the Corporation under this Agreement, the Consultant covenants as follows:

         (a) Confidentiality.

                  (i) During and following the Consulting Period, the Consultant will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Corporation or except as otherwise expressly permitted by the terms of this agreement.

                  (ii) Any trade secrets of the Corporation will be entitled to all of the protections and benefits under Florida Statutes and common law and any other applicable law. If any information that the Corporation deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for the purposes of this Agreement. The Consultant hereby waives any requirement that the Corporation submits proof of the economic value of any trade secret or post a bond or other security.

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                  (iii) None of the foregoing obligations and restrictions
         applies to any part of the Confidential Information that the Consultant demonstrates was or became generally available to the public other than as a result of a disclosure by the Consultant.

                  (iv) The Consultant will not remove from the Corporations premises (except to the extent such removal is for purposes of the performance of the Consultants duties at home or while traveling, or except as otherwise specifically authorized by the Corporation, any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Consultant recognizes that, as between the Corporation and the Consultant, all of the Proprietary Items, whether or not developed by the Consultant, are the exclusive property of the Corporation. Upon termination of the Agreement by either party, or upon the request of the Corporation during the Consulting Period, the Consultant will return to the Corporation all of the Proprietary Items in the Consultants possession or subject to the Consultants control, the Consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

      5.3 DISPUTES OR CONTROVERSIES. The Consultant recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Corporation, the Consultant, and their respective attorneys and experts, who will agree in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

      5.4 DEFINITIONS.

         (a) For the purposes of this Section 5, "Confidential Information" shall mean any and all:

                  (i) trade secrets concerning the business and affairs of the Corporation, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, and any other information, however documented, that is a trade secret within the meaning of Chapter 688, Florida Statutes:

                  (ii) information concerning the business and affairs of the Corporation (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and material, however documented; and

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                  (iii) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Corporation containing or based, in whole or in part, on any information included.


6.  NON-COMPETITION AND NON-INTERFERENCE

      6.1 ACKNOWLEDGMENTS BY THE CONSULTANT. The Consultant acknowledges that:

         (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character;

         (b) the Corporation's business is international in scope and its products are marketed throughout the world;

         (c) the Corporation competes with other business that is or could be located in any part of the world;

         (d) the provisions of this Section are reasonable and necessary to protect the Corporations business.

      6.2 COVENANTS OF THE CONSULTANT. In consideration of the acknowledgments by the Consultant, and in consideration of the compensation and benefits to be paid or provided to the Consultant by the Corporation, the Consultant covenants the he MAY NOT, directly or indirectly:

         (a) during the Consulting Period, except in the course of his Consulting Arrangement hereunder, and during the Post-Consulting Period (as defined below), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Consultants name or any similar name to, lend Consultant credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Corporation anywhere in the United States; provided, however, that the Consultant may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

         (b) whether for the Consultants own account or for the account or any other person, at any time during the Consulting Period and the Post-Consulting Period, solicit business of the same or similar type being carried on by the Corporation, from any person known by the Consultant to be a customer of the Corporation, whether or not the Consultant had personal contact with such person during and by reason of the Consultants Consulting Arrangement with the Corporation;

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         (c) whether for the Consultant's own account or the account of any other person:

                  (i) at any time during the Consulting Period and the Post-Consulting Period, solicit, employ, or otherwise engage as any employee, independent contractor, or otherwise, any person who is or was an employee of the Corporation at any time during the Consulting Period or in any manner induce or attempt to induce any employee of the Corporation to terminate his Consulting Arrangement with the Corporation;

                  (ii) at any time during the Consulting Period and for one (1) year thereafter, interfere with the Corporation's relationship with any person, including any person who at any time during the Consulting Period was an employee, contractor, supplier, or customer of the Corporation; or

         (d) at any time during or after the Consulting Period, disparage the Corporation or of its shareholders, directors, officers, employees, or agents.

         For purposes of the Section 6.2, the term "Post-Consulting Period means the one year period beginning on the date of termination of the Consultant's Consulting Arrangement with the Corporation.

         If any covenant in this Section 6.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time, or geographic area, or all of the them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding and enforceable against the Consultant. The period of time applicable to any covenant in this Section 6.2 will be extended by the duration of any violation by the Consultant of such covenant.

7. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when;

         (a) delivered by hand ( with written confirmation of receipt);

         (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or;

         (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other party):

         If to the Corporation:         InComm Holdings, Corp.
                                        2400 East Commercial Blvd.
                                        Suite 612
                                        Fort Lauderdale, FL 33308
                                        Attn: Luis Alvarez, Chairman & CEO

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         If to the Consultant:          SOS Resources Services Inc.
                                        403 E. Main Street
                                        Port Jefferson, NY 11777
                                        Attn:  Salvatore Russo, President

8. BINDING EFFECT. This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all the parities hereto and upon all their respective heirs, successors and representatives.

9. ENTIRE AGREEMENT. This Agreement, including the agreements incorporated by reference, contains the entire Agreement among the parties hereto with respect to the matters contemplated hereby and supersedes all prior agreements and undertakings between the parties with respect to such matters. This Agreement may not be amended, modified or terminated in whole or in part, except in writing, executed by each of the parties hereto.

10. INDEMNIFICATION. Consultant hereby agrees to hold harmless and indemnify Corporation from and against any and all loss, damage, expense, and costs (including reasonable attorneys fees incurred in connection with the same) incurred by Corporation as a result of Consultant's breach of any covenant or agreement made herein.

11. SPECIFIC PERFORMANCE. The Consultant acknowledges that his obligations hereunder are unique, and that it would be extremely impractical to measure the resulting damages if he should default in his obligations under this Agreement. Accordingly, in the event of the failure by Consultant to perform his obligations hereunder, which failure constitutes a breach hereof by him, the Corporation may, in addition to any other available right or remedies, sue in equity for specific performance and, in connection with any such suit, the Consultant expressly waives the defense therein that the Corporation has an adequate remedy at law.

12. SEVERABILITY. Should any part of any provision of this Agreement be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion of such provision or any other provision and the remainder the of Agreement shall remain in full force and effect and shall be construed in all respects as if such invalid or unenforceable provision or portion thereof were not contained herein. In the event of a declaration of invalidity, the provision or portion thereof declared invalid shall not necessarily be invalidated in its entirety, but shall be observed and performed by the parties of the Agreement to the extent such provision is valid and enforceable.

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13. SECTION HEADINGS. The section headings contained herein are for convenience of reference only and shall not be considered any part of the terms of this Agreement.

14. CHOICE OF LAW. This Agreement shall be interpreted and performed in accordance with the laws of the State of Florida, and the parties agree, notwithstanding the principles of conflicts of law, that the internal laws of the State of Florida shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. Venue for any action under this Agreement shall rest in Miami-Dade County Florida.

         IN WITNESS WHEREOF, Consultant has hereunto put his hand, and the Corporation has caused this instrument to be executed in its corporate name by its duly authorized officer, all as of the day and year first above written.

CONSULTANT                                    CORPORATION

SOS Resource Services Inc.                    InComm Holdings, Corp.
Salvatore Russo, President                    Luis Alvarez, Chairman & CEO

By: /s/ Salvatore Russo                       By: /s/ Luis Alvarez
-----------------------                       --------------------

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